Indo Global Exchange(s) Pte. Ltd., formerly known as Claridge Ventures, Inc.

Pro forma financial information

As at April 30, 2013 and for the nine and three month periods ended April 30, 2013

Indo Global Exchange(s) Pte. Ltd. (formerly known as Claridge Ventures, Inc.)
Unaudited Pro Forma Balance Sheet
As at April 30, 2013

	Indo Global	Reverse Split		Acquisition Adjustments		Pro-Forma
ASSETS
Current assets
Cash	-					-

Total current assets	-					-

License agreement				43,496	(b)	43,496

TOTAL ASSETS	-			43,496		43,496

LIABILITIES AND STOCKHOLDERS' EQUITY DEFICIT
Current liabilities
Accounts payable and accrued liabilities	19,592					19,592

Total current liabilities	19,592					19,592

Stockholders' Equity (Deficit)
Common stock, $0.001 par value, authorized 400,000,000 shares, 289,975,000shares issued and outstanding pre-acquisition, authorized 100,000,000 shares, 115,989,750 shares issued And outstanding post-acquisition	289,975	(217,481	)(a)	43,496	(b)	115,990
Additional paid-in capital	(219,275)	217,481	(a)			(1,794)
Deficit accumulated during the Exploration Stage	(90,292)					(90,292)

Total stockholders' equity (deficit)	(19,592)			43,496		23,904

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	-			43,496		43,496

PRO FORMA ADJUSTMENT
(a)           Adjustment to give effect to 4:1 reverse split of Indo Global Exchange(s) Pte. Ltd.’s (formerly known as Claridge Ventures, Inc.) common shares on August 6, 2013 and the 35:1 forward split on October 5, 2012.

(b)           Adjustment to give effect to the Amended and Restated Asset Purchase Agreement, dated September 23, 2013 (the “Purchase Agreement”), pursuant to which Indo Global Exchange(s) Pte. Ltd. issued 43,496,250 shares of common stock, at a consideration price of $43,496.

Indo Global Exchange(s) Pte. Ltd. (formerly known as Claridge Ventures, Inc.)
Unaudited Pro Forma Statement of Operations
For the nine month period ended April 30, 2013
	Indo Global	Adjustments	Pro Forma
Revenue	$0	$0	$0

Expenses
General and administrative	11,970	-	11,970

Total expenses	11,970	-	11,970

Net loss for period	$(11,970)	$-	$(11,970)

Indo Global Exchange(s) Pte. Ltd. formerly known as Claridge Ventures, Inc.
Unaudited Pro Forma Statement of Operations
For the three month period ended April 30, 2013
	Indo Global	Adjustments	Pro Forma
Revenue	$0	$0	$0

Expenses
Prospecting expenses		-
General and administrative	2,000	-	2,000

Total expenses	2,000	-	2,000

Net loss for period	$(2,000)	$-	$(2,000)

Indo Global Exchange(s) PTE Ltd. formerly known as Claridge Ventures, Inc.
Adjustments Pro Forma
Notes to Unaudited Pro Forma Balance Sheet

NOTE 1 – BASIS OF PRESENTATION

The unaudited pro forma consolidated balance sheet as of April 30, 2013 (Indo Global Exchange(s) PTE Ltd. (formerly known as Claridge Ventures, Inc.) was based on the unaudited balance sheet of Indo Global Exchange(s) PTE Ltd. formerly known as Claridge Ventures, Inc., as of April 30, 2012 combined with pro forma adjustments to give effect to the Amended and Restated Asset Purchase Agreement, dated September 23, 2013 (the “Purchase Agreement”) as if it occurred on the respective dates. These unaudited pro forma financial statements are provided for illustrative purposes and do not purport to represent what the Company’s financial position would have been if such transaction had occurred on the above mentioned date. These statements were prepared based on accounting principles generally accepted in the United States. The use of estimates is required and actual results could differ from the estimates used. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

NOTE 2 – ACQUISITION OF ASSETS

On September 23, 2013, Indo Global Exchange(s) Pte. Ltd. (formerly known as Claridge Ventures, Inc.) (the “Company”) signed the Purchase Agreement to acquire certain assets and other intellectual property (the “Assets”) from Indo Global Exchange PTE LTD. (“Indo Global”) to form an online trading portal.

Under the terms of the Purchase Agreement, the Company completed its purchase of the Assets.  The Company issued 43,496,250 shares of common stock to the owners of Indo Global for a consideration price of $43,496 US.